EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-134414), previously filed on May 24, 2006 of our report dated April 4, 2008 on the consolidated financial statements of Ecosphere Technologies, Inc. and Subsidiaries as of and for the year ended December 31, 2007, which report is included in this Annual Report on Form 10-KSB of Ecosphere Technologies, Inc. for the year ended December 31, 2007.

/s/ SALBERG & COMPANY, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

April 14, 2008